Exhibit 99.1

December 20, 2010	Trading Symbol: LXRP: OTCBB
LXX: CNSX

Convertible Debenture Financing

(Vancouver, BC: December 20, 2010) - Lexaria Corp. (the "Company” or “Lexaria") announces it has completed the second tranche of a non-brokered convertible debenture financing in the amount of US$170,000. The convertible debentures mature on November 30, 2012, subject to forced conversion as set out in the convertible debenture certificate. A director of the Company purchased debentures in the amount of US$120,000.

The convertible debentures pay an interest rate of 12% per annum calculated on a simple basis, payable monthly in arrears. Each debenture is convertible at a price of US $0.35 cents into units, each unit comprised of a common share and a warrant. Each warrant entitles the holder thereof to purchase one share at a price of US$0.40 per share from the earlier of the maturity date of the convertible debenture or one year from conversion of the convertible debenture. The Company also entered into a general security agreement with the subscribers, whereby the obligations to repay the convertible debenture are secured by certain assets of the Company.

The proceeds of this financing will be used to fund an infrastructure upgrade at Belmont Lake oil field designed to optimize production, and for general corporate purposes.

A total of $2,500 was paid as a finder’s fee in connection with this second tranche of the convertible debenture financing.

As was originally reported on November 30, 2010, an initial tranche of this financing raised US$450,000. In total as of December 17, 2010, the Company has cumulatively raised US$620,000 in this convertible debenture financing.

For Canadian securities laws purposes, all securities issued pursuant to the convertible debenture financing shall have a holding period of four months and one day from the issuance of the convertible debenture.

In addition, a director of the Company is investing US$32,075.95 to earn a portion of the Company’s working interest in a new oil and gas well expected to be drilled. More details of this well and this related party transaction will be released as they are available.

About Lexaria:

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

ON BEHALF OF THE BOARD
"Chris Bunka," President

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka President/CEO/Chairman
(250) 765 6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that road or site conditions will be favourable for field work; no assurance that well treatments will have any effect on oil or gas production; no assurance that oil field interconnections will have any measurable impact on oil or gas production or on field operations, and no assurance that the expected new well(s) will be drilled or have any impact on the Company. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.